UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012 (December 5, 2012)

CHINA GROWTH EQUITY INVESTMENT LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

CN11 Legend Town, No. 1 Balizhuangdongli Chaoyang District, Beijing, PRC	100025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed on Form 8-K filed on September 20, 2012, China Growth Equity Investment Ltd. (the “Company”) received a notice from The Nasdaq Capital Market (“Nasdaq”) on September 14, 2012 indicating that Nasdaq believed the Company was not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders. Pursuant to the letter, the Company had 45 days in which to submit a plan to regain compliance with the Minimum Public Holders Rule. On October 29, 2012, the Company submitted its plan of compliance to Nasdaq.

In a letter received by the Company on December 5, 2012, Nasdaq rejected the Company’s plan of compliance and determined to delist the Company’s securities from Nasdaq. The Company has the right to appeal the staff's determination by requesting a hearing before a Nasdaq Hearings Panel (the “Panel”). A hearing request will stay the suspension of the Company's securities and the filing of a Form 25-NSE, which would remove the Company’s securities from listing and registration on Nasdaq, pending the Panel's decision. The Company has until December 12, 2012 to request a hearing.

Accordingly, the Company intends to request in a timely manner a hearing before the Panel, at which time it will seek continued listing pending its return to compliance with the Minimum Public Holders Rule. However, there can be no assurance that the Panel will grant the Company's request for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   December 11, 2012

China Growth Equity Investment Ltd.

By:	/s/Jin Shi
Jin Shi
Chief Executive Officer and Director